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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of United States Lime & Minerals, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated January 28, 2000, with respect to the consolidated financial statements of United States Lime & Minerals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

Ernst & Young LLP
Dallas, Texas

October 27, 2000